12/31/96

CASH                                                            28,792,103
MARKETABLE                                                               -
NOTES AND ACCOUNTS RECEIVABLE                                    3,948,383
ALLOWANCES FOR DOUBTFUL ACCOUNTS                                    95,000
INVENTORY                                                        1,379,270
TOTAL CURRENT ASSETS                                            37,831,403
PROPERTY, PLANT & EQUIPMENT                                      4,081,129
ACCUMULATED DEPRECIATION                                         1,468,362
TOTAL ASSETS                                                    41,446,764
TOTAL CURRENT LIABILITIES                                        6,838,646
BONDS, MORTGAGES AND SIMILAR DEBT                                        -
PREFERRED STOCK MANDATORY REDEMPTION                                     -
PREFERRED STOCK MANDATORY REDEMPTION                                     -
COMMON STOCK                                                       107,959
OTHER STOCKHOLDERS EQUITY:
         ADDITIONAL PAID IN CAPITAL                             43,782,004
         RETAINED EARNINGS                                      (9,130,599)
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                       41,446,764
NET SALES OF TANGIBLE PRODUCTS                                   2,479,585
TOTAL REVENUE                                                    9,504,581
COST OF TANGIBLE GOODS                                           1,257,807
TOTAL COST                                                       2,027,139
OTHER COST AND EXPENSES                                          6,077,243
PROVISION FOR DOUBTFUL ACCOUNTS                                          -
INTEREST AND AMORTIZATION                                           50,183
INCOME BEFORE TAXES AND OTHER ITEMS                              1,732,988
INCOME TAX EXPENSE                                                 343,597
INCOME/LOSS CONTINUING OPERATIONS                                1,400,199
DISCONTINUED OPERATIONS                                                  -
EXTRAORDINARY ITEMS                                                      -
CUMULATIVE EFFECT-CHANGES IN ACCOUNTING                                  -
NET INCOME OR LOSS                                               1,389,391
EARNINGS PER SHARE PRIMARY                                            0.11
EARNINGS PER SHARE FULLY DILUTED                                      0.11